EXHIBIT 16.2

          [ARTHUR ANDERSEN INDEPENDENT PUBLIC ACCOUNTANTS LETTERHEAD]


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, NW
Washington DC 20549

February 9, 2001

Dear Sir/Madam:

We have read Item 4 in the Form 8-K/A (Amendment No. 2) of E*TRADE Group, Inc. filed on February 9, 2001 with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,


/s/ Arthur Andersen LLP
Independent Public Accountants



cc: Mr. Leonard C. Purkis, Chief Financial Officer, E*Trade Group, Inc.